UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2010, Sequenom, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the buyers identified on the signature pages thereto (the “Buyers”), for the private placement of 12,435,000 newly issued shares of the Company’s common stock (the “Shares”) at a price of $4.15 per share (the “Private Placement”). Subject to the satisfaction of customary closing conditions, the Private Placement is expected to close on or about May 17, 2010.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated May 12, 2010, with the Buyers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 15 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares for resale, which registration statement is required to become effective within 45 days following the closing (or in the event the SEC reviews and has written comments to the registration statement, then within 120 days following the closing). The Company will be required to pay certain cash amounts as liquidated damages of one percent (1%) of the aggregate purchase price of the Shares that are registrable securities per month (up to a cap of 10%) if it does not meet certain of its obligations under the Registration Rights Agreement with respect to the registration of the Shares.

The Securities Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. The press release announcing the Private Placement is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The foregoing description of the Securities Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement attached hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares to be sold in the Private Placement is approximately $51.6 million, of which an aggregate of approximately $3.2 million will be paid to the placement agents, Jefferies & Company, Inc. and Lazard Capital Markets LLC, for their services in connection with the Private Placement.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares will be sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Buyers in the Private Placement represented that it was an accredited investor as defined in Regulation D and that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Securities Purchase Agreement, dated May 12, 2010, by and among Sequenom, Inc. and the Buyers.

99.2	Registration Rights Agreement, dated May 12, 2010, by and among Sequenom, Inc. and the Buyers.

99.3	Press Release, dated May 12, 2010.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report, including statements regarding the closing of the Private Placement and the registration of the Shares for resale, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the Company’s ability to complete the transactions described in this Current Report, and other risks detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: May 13, 2010	By:	/S/ CLARKE W. NEUMANN
Clarke W. Neumann
Vice President and General Counsel

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